SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2007

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

COMMISSION FILE: 000-31659

DELAWARE	86-0824673
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 812-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On May 14, 2007, Brad Weinert, the Company’s acting CEO adopted a written stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Subject to specified limitations, the plan provides for the non-discretionary periodic sale of a portion of the Company stock held by the individual, including shares issuable upon exercise of stock options, in order to gradually diversify assets for estate planning purposes. The maximum number of shares which could be sold under this plan (assuming all escalating minimum price targets are met) would total approximately 122,000 shares of Company stock over the period commencing on June 1, 2007 and potentially ending on December 31, 2007. The plan was adopted during the Company’s quarterly open trading window and in accordance with its written trading policy. In addition, the executive entering into a plan has agreed to disclose publicly each security transaction effected pursuant to it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: May 16, 2007	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
V.P. Business Affairs